Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766

FOR IMMEDIATE RELEASE

MONDAY, NOVEMBER 17, 2008

STRATEGIC HOTELS & RESORTS ADOPTS ONE-YEAR STOCKHOLDER

RIGHTS PLAN

Chicago, IL – November 17 – Strategic Hotels & Resorts, Inc. (NYSE: BEE), today announced that its Board of Directors adopted a one-year stockholder rights plan and certain amendments to the Company’s Bylaws. The adoption of a stockholder rights plan is designed to ensure that all stockholders are treated fairly at a time when the Company’s shares are trading at an historic low and protect against an attempt to acquire control that does not provide full and fair value to all of the Company’s stockholders. The stockholder rights plan, which was adopted following evaluation and consultation with outside advisors, is similar to those adopted by numerous publicly traded companies.

“In light of the significant dislocation in the equity markets and a challenging economic environment and outlook, particularly in the lodging sector, our Board of Directors adopted a one-year stockholder rights plan to protect the interests of our stockholders and deter opportunistic tactics that could deprive our stockholders from realizing full and fair value of their investment,” stated William Prezant, Chairman of the Board of Directors of Strategic.

The Company will distribute one right for each share of the Company’s common stock held by stockholders of record as of the close of business on November 28, 2008. Initially, these rights will not be exercisable and will trade with the shares of the Company’s common stock. Under the plan, these rights will generally be exercisable only if a person or group becomes an “acquiring person” by acquiring beneficial ownership of 20 percent or more of the Company’s common stock or commencing a tender or exchange offer for 20 percent or more of the Company’s common stock. The rights plan will continue in effect until November 30, 2009, unless earlier redeemed or amended by the Company.

In addition, the Board of Directors adopted certain amendments to the Company’s Bylaws, including amendments to the Company’s advance notice provisions for stockholder proposals and nominations, as well as updates to reflect amendments to the Maryland General Corporation Law and other matters. The amendments to the Company’s Bylaws were effective immediately upon adoption by the Board of Directors.

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The full text of the stockholder rights plan and the amendments to the Company’s Bylaws will be filed with the Securities and Exchange Commission on a Form 8-K.

About the Company

Strategic Hotels & Resorts, Inc. owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 19 properties with an aggregate of 8,346 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: demand for hotel rooms in our current and proposed market areas; availability of capital; ability to obtain or refinance debt or comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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